Exhibit 10.18

Party City Corporation
Summary of FY 2005 Corporate Bonus Plan

Bonus Period:

•	July 4, 2004 through July 2, 2005.

Eligible Participants:

•	All officers, corporate directors and certain managers are eligible to participate.

•	Employees must be employed (i) in an eligible position for the last six months of the bonus period and (ii) at the time the bonus is paid.

•	Employees must be in good standing at the time the bonus is paid. “Good standing” is defined as performing at a “meets expectations” level in accordance with applicable internal review policies.

Bonus Criteria:

•	50% of an employee’s target bonus will be based on the Company’s EBITDA target (defined as earnings before interest, taxes, depreciation and amortization).

•	50% of an employee’s target bonus will be based on the individual’s performance:

•	The performance goals for the executive officers will be determined by the CEO while the performance goals for the CEO will be determined by the Compensation Committee. For all other eligible employees, performance goals will be determined by the applicable supervisor of the employee.

•	The performance goals must be measurable and based on goals not otherwise part of the individual’s job description.

•	The target bonus for each employee level will be approved by the Compensation Committee.

•	If the Company does not achieve 85% of its EBITDA target, employees are not entitled to receive any bonus, regardless of individual performance.

•	The Company reserves the right to adjust the EBITDA target based on market conditions and make other discretionary adjustments.

Pro Rata Bonuses:

•	Eligible employees who work less than twelve months during the fiscal year (i.e., a new hire or due to a leave of absence) will be eligible for a pro-rated bonus in 1/12th increments corresponding with each “full month” of employment.

•	Leave of absences (including, but not limited to, absences due to the FMLA, workers compensation or a personal leave of absence) will result in a prorated bonus payment based on the duration of the leave.

Bonus Payout:

•	It is anticipated that FY 2005 bonuses will be paid in September 2005.